UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2006

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)

(410) 822-1400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

࿳ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿳ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿳ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

࿳ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.

In accordance with the “Frequently Asked Questions” bulletin posted by the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “SEC”) on November 23, 2004, Shore Bancshares, Inc. (the “Company”) is disclosing the following information that the SEC may deem to be material definitive agreements with the Company’s directors:

On February 2, 2006, the Company’s Board of Directors, upon the recommendation of its Personnel Committee, increased the annual retainers and meeting fees paid to directors. Prior to these increases, each director received an annual retainer of $3,000 and a meeting fee of $250 for each Board meeting and committee meeting attended. Effective immediately, the annual retainer paid to the Chairman of the Board will increase to $10,000 and the annual retainer paid to each other director will increase to $5,000. The fees paid for attending meetings (both of the Board and its committees) will increase to $500 for committee chairpersons and $300 for all other directors.

ITEM 2.02. Results of Operation and Financial Condition.

On February 7, 2006, the Company issued a press release describing the Company’s financial results for the quarter and year ended December 31, 2005, a copy of which is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 7.01. Regulation FD Disclosure.

On February 2, 2006, the Company’s Board of Directors authorized the Company to repurchase up to 165,000 shares of its common stock over a period not to exceed 60 months. Shares may be repurchased in the open market or in privately negotiated transactions at such times and in such amounts per transaction as the President of the Company determines to be appropriate, subject to Board oversight. The Company intends to use the repurchased shares to fund the Company’s employee benefit plans and for other general corporate purposes. The total number of shares authorized for repurchase under the program represents approximately 3% of the Company’s 5,556,985 issued and outstanding shares at December 31, 2005.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibit 10.1 Changes to Director Compensation Arrangements (filed herewith).

Exhibit 99.1    Press Release dated February 7, 2006 (furnished herewith).

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: February 8, 2006	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
President and CEO

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Changes to Director Compensation Arrangements (filed herewith).

99.1	Press Release dated February 7, 2006 (furnished herewith).